Exhibit 10.3

Power of Attorney

The Educational Organization:  Shanghai Fuyi Education Information Consulting Co. Ltd. (“FUYI”)

The shareholders: Fenglong Xu and Wei Xu

The  Attorney-in-fact: Hangzhou Kunjiang Education Technology Co. Ltd., a Chinese company (“Party A”).

We, the Shareholders of FUYI, Chinese citizens, hereby irrevocably authorize Party A to exercise for and on behalf of me all voting rights that we have as FUYI Shareholders during the term of this Power of Attorney, including without limitation, proposing to convene a shareholders’ meeting, attending a shareholders’ meeting and exercising the voting rights at any and all shareholders’ meeting of FUYI.

Unless this Power of Attorney is expressly terminated by us in writing, this Power of Attorney shall be effective from the date it is signed for an indefinite period of time.

Fuyi Information Consulting USA Inc.

by:  /s/ Fenglong Xu

Great Holding Management Company Inc.

by:  /s/ Wei Xu

Effective date:  March 31, 2012